FORM 8-K





                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549






                    Current Report Pursuant to Section 13
                    of the Securities Exchange Act of 1934





       Date of Report (Date Earliest Event reported)- February 6, 1996





                     Commission File Number:    2-67419




                              CB BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)




                 Hawaii                             99-0197163
        (State of Incorporation)       (IRS Employer Identification No.)




                201 Merchant Street, Honolulu, Hawaii  96813
                   (Address of principal executive offices)




                                (808) 546-2411
                        (Registrant's Telephone Number)

ITEM 5.  Other events

Refer to attachments I, II, and III.

Attachment I.

FOR IMMEDIATE RELEASE

Contact: Daniel Motohiro
         (808) 546-2424

         Wayne Miyao
         (808) 546-8484
         CB Bancshares, Inc.

              CB BANCSHARES, INC. INITIATES COST REDUCTION PLAN:
              --------------------------------------------------

                    Voluntary Separation Program Announced


HONOLULU, HI, January 31, 1996 -- CB Bancshares, Inc. (NASDAQ: CBBI) today announced a major initiative in the first quarter of 1996 to improve operating efficiency and decrease expenses. The cost reduction plan offers a voluntary separation program to all employees.

James M. Morita, Chairman and Chief Executive Officer of CB Bancshares, Inc., said, "Despite ongoing attempts to improve our results through consolidation and  the sale  of certain  operations,  the recent financial
performance of the company has  been unacceptable.   The Board of Directors of
CB Bancshares, Inc. has consequently approved a program to increase profitability."

Mr. Morita continued, "The company must address an increasingly competitive business environment in Hawaii and the technological changes
taking place in the delivery of financial services.   The needs of all our
stockholders require a more efficient operating structure.   We believe  the
program announced today will help us accomplish the goal."

Fourth quarter and year-end results for CB Bancshares, Inc. are released in February of each year.

CB Bancshares, Inc. provides a full range of banking products and services to small-to-medium sized businesses and retail customers through its principal subsidiaries, City Bank and International Savings & Loan Association. The Company, with 24 branches on the islands of Oahu, Maui and Hawaii, is the third-largest bank holding company headquartered in Hawaii with $1.5 billion in assets, $1.1 billion in loans and $1.0 billion in deposits.

Attachment II.

The following discussion of projected results from the implementation of the Company's cost reduction plan are forward-looking statements, and as such, the actual results could differ materially from those projected in such statements.

The CB Bancshares, Inc. voluntary separation program announced to employees on January 31, 1996 offers all eligible employees the opportunity of electing to terminate their employment. The company has the right to deny or delay an employee's election. The voluntary separation program is the first phase of a cost reduction program. If the response to Phase I doesn't achieve the Company's goals by March 31, Phase II will be implemented. The second phase will incorporate executive pay reductions of up to 10% and if necessary, involuntary staff reductions.

The following table shows management's projections based on the described assumptions.

              Description                             Amount
              -----------                             ------

              Salaries (estimated)                  $1,000,000
              Estimated benefits                       250,000
                                                    ----------
                 Estimated reduced labor costs       1,250,000
                                                    ==========

              Severance (estimated)                    800,000
              Outplacement service                     225,000
                                                    ----------
                 Estimated restructuring charges    $1,025,000
                                                    ==========

While management of the Company believes the projections described above are reasonable based on current information, some assumptions may not materialize, and unanticipated events and circumstances may occur, causing actual results to vary from the projections described above. Factors which could cause the actual results to differ from those described above include [unanticipated legal action taken by employees (or third parties) in response to the Company's
program,   material   and   unforeseen   changes  in   the  Company's  current
operational  needs, material  changes in  the  Hawaiian  economy impacting the
Company's   current  operational   needs,  or  other  unanticipated  external
developments materially impacting the Company's operational and financial performance.]

Attachment III

FOR IMMEDIATE RELEASE

CONTACT:  Daniel Motohiro
          (808)546-2424
          Wayne Miyao
          (808) 546-8484
          CB Bancshares, Inc.

HONOLULU, HI  February 7, 1996....CB Bancshares, Inc.,  (NASDAQ: CBBI) reported net income of $8.293 million for the year ended December 31, 1995, down from the $11.071 million in the prior year. Earnings per share were $2.34 fully-diluted, compared to $3.32 a year ago. In the fourth quarter, net income decreased to $1.547 million, equivalent to $0.44 per share fully-diluted, compared to $0.76 per share in the comparable quarter of 1994. The lower earnings reflect the impact of Hawaii's continuing weak economy and the accrual of certain non-recurring charges related to consolidations, certain loan loss provisions and compensation costs.

In 1995, net interest income was $55.4 million compared with $54.9 million in 1994. Return on average assets for the year and fourth quarter of 1995 were 0.56% and 0.41%, respectively, compared with 0.95% and 0.76% in the prior year periods. Return on average equity for the 12 months and fourth quarter of 1995 were 7.29% and 5.34%, respectively, against 10.92% and 9.81% in the 1994 periods. Allowance for loan losses was $14.6 million at December 31, 1995, compared to $14.3 million last year. The Company's capital levels exceed all regulatory requirements, with a equity to asset ratio of 7.74% at year end, which compares to 7.72% last year.

Hawaii's economy has struggled for the last several years. The recession in Japan, and the structural changes in Hawaii's economy, contributed to the cyclical downturn in Hawaii's economy. However, fourth quarter economic data for 1995 show promise for an economic recovery and the prospects for the near term are improving.

Last week, CB Bancshares announced a major initiative to improve operating efficiency and decrease expenses in the first quarter of 1996 by offering a voluntary separation program to all its employees.

CB Bancshares provides a full range of banking products and services for small-to-medium size businesses and retail customers through its principal subsidiaries, City Bank and International Savings & Loan Association. The Company, with 24 branches on the islands of Oahu, Maui and Hawaii, is the third largest bank holding company headquartered in Hawaii with $1.5 billion in assets, $1.1 billion in loans and $1.0 billion in deposits.

CB BANCSHARES, INC. AND SUBSIDIARIES (unaudited)
CONSOLIDATED CONDENSED BALANCE SHEETS


                                                 December 31,   December 31,
(in thousands)                                      1995           1994
-------------------------------------------------------------------------------
ASSETS
Cash and due from banks                          $   75,119     $   48,753
Investment securities                               240,834        266,990
Gross Loans                                       1,136,736      1,075,424
  Less allowance for loan losses                    (14,576)       (14,326)
-------------------------------------------------------------------------------
Net loans                                         1,122,160      1,061,098
Other assets                                         59,352         50,534
Goodwill                                             11,277         12,136
-------------------------------------------------------------------------------
Total Assets                                     $1,508,742     $1,439,511
===============================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Non-interest bearing                           $  137,284     $  135,368
  Interest bearing                                  874,198        788,076
-------------------------------------------------------------------------------
Total Deposits                                    1,011,482        923,444
-------------------------------------------------------------------------------
Short-term borrowings                               239,360        274,903
Other liabilities                                    33,271         16,795
Long-term debt                                      101,370        106,850
-------------------------------------------------------------------------------
Total liabilities                                 1,385,483      1,321,992
-------------------------------------------------------------------------------
Deferred gain                                         6,473          6,354
Total Stockholders' equity                          116,786        111,165
-------------------------------------------------------------------------------
Total Liabilities and stockholders' equity       $1,508,742     $1,439,511
===============================================================================

CB BANCSHARES,INC. AND SUBSIDIARIES (unaudited)
CONSOLIDATED CONDENSED STATEMENT OF INCOME

                                                                Quarter ended                   Year ended
                                                          December 31,   December 31,   December 31,   December 31,
(in thousands, except per share data)                        1995           1994           1995           1994
-------------------------------------------------------------------------------------------------------------------
Total interest income                                     $   28,784     $   27,226     $  112,916     $   89,350
-------------------------------------------------------------------------------------------------------------------
Total interest expense                                        14,541         11,430         57,686         34,445
-------------------------------------------------------------------------------------------------------------------
Net interest income                                           14,243         15,796         55,230         54,905
Provision for loan losses                                       (320)          (839)          (980)        (1,964)
-------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses           13,923         14,957         54,250         52,941
Total non-interest income                                      3,392          1,624         10,447          9,161
-------------------------------------------------------------------------------------------------------------------
Total non-interest expense                                    13,991         12,157         50,563         44,374
-------------------------------------------------------------------------------------------------------------------
Income before income taxes                                     3,324          4,424         14,134         17,728
Provision for income taxes                                    (1,777)        (1,715)        (5,841)        (6,657)
-------------------------------------------------------------------------------------------------------------------
Net income                                                $    1,547     $    2,709     $    8,293     $   11,071
===================================================================================================================
Per share data
Net income                                                $     0.44     $     0.76     $     2.34     $     3.32
===================================================================================================================

CB BANCSHARES, INC. AND SUBSIDIARIES (unaudited)
SELECTED RATIOS AND OTHER DATA
(in thousands, except per share data)



                                     Quarter Ended             Year Ended
                                      December 31,            December 31,
                                   1995         1994        1995       1994


OPERATING RATIOS:

     Return on Average Assets      0.41%        0.76%       0.56%        0.95%
     Return on Average Equity      5.34%        9.81%       7.29%       10.92%
     Net Interest Margin           4.11%        4.84%       4.04%        4.96%


CAPITAL RATIOS:

     Equity/Assets                 7.74%        7.72%       7.74%        7.72%


PER SHARE INFORMATION:

     Earnings per share       $     0.44   $     0.76   $    2.34   $     3.32
     Dividends per share           0.325        0.325        1.30         1.30
     Book Value per share          32.89        31.30       32.89        31.30
     Shares outstanding        3,551,228    3,551,228   3,551,228    3,551,228


CREDIT QUALITY DATA:

     Non-performing loans     $   17,451   $   13,312   $   17,451  $   13,312
     Non-performing assets        19,166       15,184       19,166      15,184
     Loan loss reserve            14,576       14,326       14,576      14,326


AVERAGE BALANCES:

     Loans, net               $1,132,594   $1,045,009   $1,117,976  $  879,184
     Earning assets            1,384,539    1,306,249    1,381,827   1,113,184
     Total assets              1,498,012    1,417,113    1,480,595   1,169,199
     Deposits                  1,016,865      918,612      983,290     829,358
     Equity                      115,809      110,460      113,783   101,401